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                                BROWN & WOOD LLP


                             ONE WORLD TRADE CENTER


                         NEW YORK, NEW YORK 10048-0557



                            TELEPHONE: 212-839-5300


                            FACSIMILE: 212-839-5599



                                                                       EXHIBIT 9



                                          November 5, 1999



Merrill Lynch Pennsylvania Municipal Bond Fund of


Merrill Lynch Multi-State Municipal Series Trust


800 Scudders Mill Road


Plainsboro, NJ 08536



Dear Sirs:



This opinion is furnished in connection with the registration by Merrill Lynch Pennsylvania Municipal Bond Fund (the "Fund") of Merrill Lynch Multi State Municipal Series Trust (the "Trust") of an indefinite number of shares of beneficial interest, designated Class A, Class B, Class C and Class D, par value $0.10 per share, of the Fund (the "Shares") under the Securities Act of 1933, as amended, pursuant to a registration statement on Form N-1A (File No. 33-35442), as amended (the "Registration Statement").



As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sales of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust, as amended, the instrument establishing the Fund as a series of the Trust, and such other documents as we have deemed relevant to the matters referred to in this opinion.



Based on the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares or beneficial interest of the Fund.



In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham Dana LLP, rendered to the Trust.



We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.



                                          Very truly yours,



                                          /s/ BROWN & WOOD LLP



                                          BROWN & WOOD LLP